UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Pan American Silver Corp.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-21
Reporting Entity ESTMA Identification Number	E202619		Original Submission Amended Report		Original Submission Amended report
Other Subsidiaries Included (optional field)	E314969 Yamana Gold Inc.

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E905729 MAG Silver Corp. E547011 Lake Shore Gold Corp.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ignacio Couturier				Date	2026-05-21
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E905729 MAG Silver Corp. E547011 Lake Shore Gold Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Argentina	The National Government of Argentina		12,820,000	—	110,000		—	—	—	12,930,000
1) Agencia de Recaudacion y Control Aduanero (ARCA) formerly the Administracion Federal de Ingresos Publicos (AFIP);
2) Ente Nacional De Communicaciones;
3) Ministerio de la Produccion Comercio E Industria;
4) Autoridad Regulatoria Nuclear;
5) Registro Nacional de Armas (RENAR) (formerly the Agencia Nacional de Materiales Controlados (ANMAC));
6) Inspeccion General de Justicia (IGJ); and,
7) Registro Nacional de Precursores Quimicos (RENPRE).

Argentina	Province of Santa Cruz	-	13,230,000	1,860,000	-	-	-	7,130,000	22,220,000	1) Ministerio de Produccion;
2) Ministerio de Economia y Obras Santa Cruz;
3) Fideicomiso Proyecto Unirse Santa Cruz;
4) Tesoreria General de la Provincia de Santa Cruz;
5) Agencia Santacrucena de Ingresos Publicos;Consejo Agarario Provincial; and,
											6) Ministerio de Energia y Minera.
Argentina	Municipality of Puerto Deseado		-	-	130,000	-	-	-	1,750,000	1,880,000
Argentina	Province of Chubut		280,000	20,000	50,000	-	-	-	-	350,000	1) Direccion General de Rentas Provincia del Chubut.
Bolivia, Plurinational State of	The National Government of Bolivia	1)	28,200,000	15,570,000	90,000	-	-	-	-	43,860,000	1) Servicios de Impuestos Nacionales (SIN); 2) Corporacion Minera de Boliva (COMIBOL); and, 3) Autoridad de Regulacion y Fiscalizacion de Telecomunicaciones y Transportes (ATT).
Bolivia, Plurinational State of	Autonomous City of Potosi		-	9,930,000	-	-	-	-	-	9,930,000
Bolivia, Plurinational State of	Municipality of Atocha		-	1,750,000	-	-	-	-	-	1,750,000

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E905729 MAG Silver Corp. E547011 Lake Shore Gold Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	The National Government of Brazil		43,230,000	12,880,000	170,000	-	-	-	-	56,280,000
1) Secreataria de Receita Federal;
2) Agencia Nacional de Mineracao;
3) Comando do Exercito;
4) Departmento Estadual de Transito;
5) Instituto do Meio Ambiente e Recursos Hidricos;
6) Fundo Nacional Anti-Drogas (FUNAD); and,
7) Banco Central do Brasil.

Canada -Ontario	City of Timmins		1,020,000	-	-	-	-	-	-	1,020,000
Canada -Ontario	WABUN TRIBAL COUNCIL		-	-	120,000	-	-	-	-	120,000
Canada -Ontario	FLYING POST FIRST NATION		-	1,440,000	-	-	-	-	-	1,440,000
Canada -Ontario	MATACHEWAN FIRST NATION		-	350,000	100,000	-	-	-	-	450,000
Canada -Ontario	WAHGOSHIG FIRST NATION		-	350,000	-	-	-	-	-	350,000
Canada -Ontario	MATTAGAMI FIRST NATION		-	1,440,000	-	-	-	-	-	1,440,000
Canada -Ontario	Apitipi Anicinapek First Nation		-	-	100,000	-	-	-	-	100,000
Chile	Region of Santiago Metropolitan		-	-	160,000	-	-	-	-	160,000	1)Municipalidad de Las Condes
Chile	National Government of Chile		136,220,000	24,690,000	2,920,000	-	-	-	-	163,830,000
1) Tesoreria General de la Rupublica de Chile;
2) Instituto de Investigaciones y Control;
3) Ministerio de defensa nacional;
4) Ministerio de Obras Publicas;
5) Servicio Nacional de Aduanas.
6) Conservador de Bienes Raices de Santiago.
7) Juzgado de conbranza Laboral y
Previsiona.

Chile	Municipality of Antofagasta		-	-	770,000	-	-	-	-	770,000	1)Tesorero Minicipal de Antofagasta
Chile	Municipality of Alhue		-	-	630,000	-	-	-	-	630,000	1)Illustre Municipalidad de Alhue
Guatemala	Municipalidad San Rafael Las Flores		200,000	-	-	-	-	-	-	200,000

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E905729 MAG Silver Corp. E547011 Lake Shore Gold Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	The National Government of Mexico		10,010,000	2,000,000	8,350,000	-	-	-	-	20,360,000
1) Superintendencia de Administracion Tributaria (SAT);
2) CONAGUA (Comision Nacional del Agua)
3) Secretaria de la Defensa Nacional;
4) Comision reguladora de Energia;
5) Tesoreia de la Federacion;
6) Secretaria del Medio Anbiente y Recursos Naturales;
7) Comision Nacional Forestal;
8) Comision Federal de Telecomunicaciones; and,
9) Instituto Nacional Investigacaciones
Forestales, Agricolas y Pecuarias.

Mexico	State of Zacatecas		-	-	870,000	-	-	-	-	870,000	1)Secretaria de Finanzas de Zacatecas.
Mexico	Municipio de Chalchihuites		1,140,000	-	-	-	-	-	-	1,140,000
Mexico	Municipio de Madera		100,000	-	-	-	-	-	-	100,000
Peru	The National Government of Peru		159,260,000	-	3,960,000	-	-	-	-	163,220,000
1) SUNAT (Superintendencia Nacional de Administracion Tributaria);
2) OSINERGMIN (Organismo Supervisor de la Inversion de Energia y Mineria);
3) OEFA (Organismo de Evaluacion y Fiscalizacion Ambiental);
4) INGEMMET (Instituto Geologico Minero y Metalurgico);
5) ANA (Autoridad Nacional del Agua); and
6) MTC (Ministerio de Transportes y Comunicaciones).

Peru	Municipalidad Provincial de Cajabamba		-	-	-	-	-	-	3,840,000	3,840,000
United States of America	United States of America		-	-	320,000	-	-	-	-	320,000	1)Bureau of Land Managament.
-	-		-	-	-	-	-	-	-
Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Pan American Silver Corp.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E202619
Subsidiary Reporting Entities (if necessary)	E905729 MAG Silver Corp. E547011 Lake Shore Gold Corp.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Cerro Moro Mine	12,270,000	13,230,000	1,740,000	-	-	-	8,880,000	36,120,000
Argentina	Navidad	840,000	20,000	10,000	-	-	-	-	870,000
Argentina	Manantial Espejo Mine	-	70,000	40,000	-	-	-	-	110,000
Argentina	Regional Office Argentina (Yamana Argentina de Serv S.A.)	10,000	-	350,000	-	-	-	-	360,000
Bolivia, Plurinational State of	San Vicente Mine	28,200,000	27,260,000	110,000	-	-	-	-	55,570,000
Brazil	Jacobina Mine	43,310,000	12,880,000	140,000	-	-	-	-	56,330,000
Canada -Ontario	Timmins West/Bell Creek Mines	1,060,000	3,570,000	150,000	-	-	-	-	4,780,000
Canada -Ontario	Larder	10,000	-	210,000	-	-	-	-	220,000
Chile	La Pepa	-	-	310,000	-	-	-	-	310,000
Chile	El Penon Mine	136,220,000	19,750,000	3,170,000	-	-	-	-	159,140,000
Chile	Florida Mine	-	4,940,000	1,000,000	-	-	-	-	5,940,000
Guatemala	Escobal Mine	220,000	-	50,000	-	-	-	-	270,000
Mexico	La Colorada Mine	3,890,000	530,000	1,990,000	-	-	-	-	6,410,000
Mexico	Dolores Mine	7,360,000	1,470,000	5,810,000	-	-	-	-	14,640,000
Mexico	Alamo Dorado Mine	-	-	570,000	-	-	-	-	570,000
Mexico	Cinco de Mayo	-	-	870,000	-	-	-	-	870,000
Peru	Shahuindo Mine	132,490,000	-	1,610,000	-	-	-	3,840,000	137,940,000
Peru	Huaron Mine	26,770,000	-	2,350,000	-	-	-	-	29,120,000
United States of America	Deer Trail Mine	30,000	-	320,000	-	-	-	-	350,000

Additional Notes[3]:
The functional currency is USD which was converted from local currency. The following are the average annual exchange rates:
BOB 6.9022; CAD 1.3978; ARS 1246.4962; MXN 19.1994; PEN 3.5690; BRL 5.5852; CLP 951.6400 and GTQ 7.6836.
Amounts were subsequently converted into CAD from USD using the average exchange rate for the year ended December 31, 2025 of 1USD = 1.3978 CAD.
On September 4, 2026, the reporting entity acquired 100% of the outstanding shares of MAG Silver Corp. (E905729). Consistent with subsection 8(2) of the Extractive Sector Transparency Measures Act this report consolidates the payment information for MAG Silver Corp. for the period from 2025-01-01 to 2025-12-31.